Exhibit 5-B

                  (Letterhead of Ballard Spahr Andrews & Ingersoll)



                                             June 15, 1994


          Pennsylvania Electric Company
          1001 Broad Street
          Johnstown, PA  15907

                    Re:  Registration Statement on Form S-3

          Ladies and Gentleman:

                    Pennsylvania Electric Company (the "Company") and Penelec Capital, L.P. ("Penelec Capital") have filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), a Registration Statement on Form S-3 (the "Registration Statement"), dated May 17, 1994, and Amendment No. 1 thereto, dated today's date, of which this opinion is to be a part. The Registration Statement relates to the proposed issuance and sale by Penelec Capital of up to 5,000,000 preferred securities, representing preferred limited partner interests (the "Preferred Securities"), the proceeds of which, together with the capital contribution of Penelec Capital's general partner, Penelec
          Preferred Capital, Inc., a wholly owned subsidiary of the Company, will be used to purchase subordinated debentures issued by the Company (the "Subordinated Debentures"). The Company will guarantee (the "Guarantee") the payment by Penelec Capital of distributions on the Preferred Securities and of amounts due upon liquidation of Penelec Capital or redemption of the Preferred Securities, all to the extent set forth in the Guarantee. The Preferred Securities are to be issued by Penelec Capital pursuant to an Amended and Restated Limited Partnership Agreement and one or more Actions thereunder (collectively, the "Limited Partnership Agreement") and the Subordinated Debentures are to be issued by the Company pursuant to an indenture between the Company and United States Trust Company of New York, as Trustee (the "Indenture").

                    We have been Pennsylvania counsel to the Company for many years. In such capacity, we are familiar with the affairs of the Company and Penelec Capital and the transactions that are the subject matter of the Registration Statement. We have examined such records of the Company and Penelec Capital and such other instruments, documents, certificates and agreements, including the forms of Limited Partnership Agreement and Indenture, and made such further investigation as we have deemed necessary as a basis for this opinion.
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          Pennsylvania Electric Company
          June 15, 1994
          Page 2

                    The opinions expressed below are based on the following assumptions:

                         (a) The proposed transactions are carried out on the basis set forth in the Registration Statement and in conformity with the authorizations, approvals, consents or exemptions under the securities laws of various states and other jurisdictions of the United States;

                         (b) Prior to issuance of any series of Preferred Securities, the Guarantee or the Subordinated Debentures, all necessary corporate and partnership action required on the part of the Company, Penelec Preferred Capital, Inc. and Penelec Capital shall have been duly taken;

                         (c) The Commission shall have issued an order declaring effective:

                              (i) the Registration Statement under the 1933 Act; and

                              (ii) the Company's related Application, as amended, and as may be further amended, on Form U-1 under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"); and

                         (d)  The   issuance  and  sale  of  the  Preferred
          Securities and Subordinated Debentures do not violate Section 12(f) of the 1935 Act or Rule 70 thereunder; and

                         (e) The Indenture will be qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended.

                    Based on the foregoing, we  are of the opinion, insofar
          as the laws of the Commonwealth of Pennsylvania are concerned, that when properly executed, authenticated, delivered and paid for as provided in the Indenture, the Subordinated Debentures will be legally issued and binding obligations of the Company and, when properly executed and delivered by the Company, the Guarantee will be legally issued and a binding obligation of the Company subject, in each case, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors rights generally (including, without limitation, the Atomic Energy Act and applicable regulations of the Nuclear Regulatory Commission thereunder) and general equitable principles.
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          Pennsylvania Electric Company
          June 15, 1994
          Page 3


                    We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm under the heading "Legal Opinions" in the Prospectus which is a part of the Registration Statement. In addition, we consent to the reliance by Berlack, Israels & Liberman upon this opinion.

                                        Very truly yours,

                                        BALLARD SPAHR ANDREWS & INGERSOLL
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